Exhibit 99.1

[Graphic Omitted]
NASDAQ: WASH

Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone:  (401) 348-1309
E-mail:  ebeckel@washtrust.com
Date:  January 28, 2009
FOR IMMEDIATE RELEASE

Washington Trust Announces Fourth Quarter 2008 Earnings

Westerly, Rhode Island…Washington Trust Bancorp, Inc. (NASDAQ Global Select; symbol: WASH), parent company of The Washington Trust Company, today announced fourth quarter 2008 net income of $4.6 million, or 29 cents per diluted share, compared to fourth quarter 2007 net income of $5.8 million, or 43 cents per diluted share.  For the year ended December 31, 2008, net income amounted to $22.6 million, or $1.59 per diluted share, compared to $23.8 million, or $1.75 per diluted share, for the same period in 2007.

During the fourth quarter of 2008, there were several unusual items affecting net income:
•
Losses on write-downs of investments to fair value of $2.4 million ($1.7 million after tax; 10 cents per diluted share) were charged to earnings in the fourth quarter of 2008 for securities deemed to be other-than-temporarily impaired.

•
Non-core income tax benefits totaling $1.2 million (7 cents per diluted share) were recognized in the fourth quarter of 2008 resulting from the resolution of certain tax positions and adjustments to the overall effective income tax rate based on full year operating results.

•
Unrealized losses on interest rate swap contracts of $663 thousand ($468 thousand after tax; 3 cents per diluted share) were recognized in the fourth quarter of 2008, compared to unrealized losses of $24 thousand in the third quarter of 2008 and unrealized gains of $27 thousand in the fourth quarter of 2007.

The combined impact of these unusual items was a reduction in fourth quarter 2008 net income of $973 thousand, or 6 cents per diluted share.

Fourth quarter 2008 highlights include:
•
Commercial loan growth continued for the ninth consecutive quarter, amounting to $38.5 million, or 5 percent, in the fourth quarter.  Commercial loans have increased $200.0 million, or 29 percent, from the balance at December 31, 2007.

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Washington Trust
Page Two, January 28, 2009

•
The loan loss provision charged to earnings in the fourth quarter was $1.850 million, an increase of $850 thousand from the fourth quarter of 2007, largely due to growth in the loan portfolio as well as an ongoing evaluation of credit quality and general economic conditions.

•	Nonperforming assets remain at manageable levels at $8.8 million, or 0.30% of total assets, at December 31, 2008.
•
The Corporation remains well-capitalized with an estimated total risk based-capital ratio of 12.52% at December 31, 2008.  In October 2008, the Corporation issued $50.0 million of its Common Stock, with net proceeds of $46.7 million received on October 7, 2008.

•
Wealth management revenues for the fourth quarter of 2008 were down by 14 percent from the third quarter of 2008 and down 17 percent from the fourth quarter of 2007.  Assets under administration totaled $3.148 billion at December 31, 2008, down $476.9 million in the fourth quarter and down $866.7 million from the December 31, 2007 balance.

“Washington Trust had a very solid year, despite a national recession, a federal banking crisis and a precipitous decline in the financial markets,” stated John C. Warren, Washington Trust Bancorp, Inc.’s Chairman and Chief Executive Officer.

The Corporation also announced that John F. Treanor, President and Chief Operating Officer, has indicated his intent to elect early retirement, effective in October 2009.  Mr. Treanor, age 62, will continue to serve as a member of the Board of Directors.  The Corporation’s Chairman and Chief Executive Officer, John C. Warren, is scheduled to retire in April 2010 when he reaches normal retirement age of 65.  As a result, the Board of Directors has initiated the succession process under its executive succession plan to assure an effective management transition.

RESULTS OF OPERATIONS
Net interest income for the fourth quarter of 2008 increased $942 thousand, or 6 percent, from the third quarter of 2008 and $2.7 million, or 19 percent, from the fourth quarter a year ago.  The increase from the third quarter reflects growth of $112.4 million, or 4 percent, of average interest-earning assets, including the reinvestment of the $46.7 million in net proceeds received from the issuance of Common Stock.  The increase from the fourth quarter of 2007 reflects growth in interest-earning assets and lower deposit costs.  On a year-to-date basis, net interest income increased $5.6 million, or 9 percent, from 2007.
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Washington Trust
Page Three, January 28, 2009

The net interest margin (annualized tax-equivalent net interest income as a percentage of average earning assets) for the fourth quarter of 2008 was 2.65%, up 3 basis points from the third quarter of 2008 and unchanged from the fourth quarter of 2007.  The increase on a linked quarter basis reflects a 6 basis point beneficial impact of the reinvestment of the Common Stock issuance proceeds, offset in part by lower yields on variable rate commercial and consumer loans resulting from Federal Reserve actions to reduce short-term interest rates, with less commensurate reduction in deposit and other funding rates.  For the year 2008, net interest margin was 2.64%, down 12 basis points from 2007.  This 12 basis point decline in net interest margin was primarily attributable to similar compression of asset yields and funding costs resulting from the 450 basis point aggregate impact of Federal Reserve rate cutting actions from October 2007 through December 2008.

Noninterest income for the fourth quarter of 2008 declined $3.3 million, or 31 percent, from the third quarter of 2008 and $4.0 million, or 35 percent, from the fourth quarter of 2007.  For the year 2008, noninterest income was down $4.4 million, or 10 percent, from 2007.  Included in noninterest income were write-downs on certain investment securities deemed to be other-than-temporarily impaired of $2.4 million and $5.3 million, respectively, for the quarter and year ended December 31, 2008.  Fourth quarter 2008 impairment charges included $1.9 million on a pooled trust preferred debt security and $494 thousand on common and preferred stocks.

Also included in noninterest income in the fourth quarter of 2008 were realized gains on securities of $315 thousand resulting from a contribution of appreciated equity securities to the Corporation’s charitable foundation.  For the year 2008, net realized gains on securities amounted to $2.2 million, as compared to $455 thousand in 2007.

Wealth management revenues for the fourth quarter of 2008 decreased $1.0 million, or 14 percent, on a linked quarter basis and $1.3 million, or 17 percent, from the fourth quarter a year ago.  For the year 2008, wealth management revenues were down $743 thousand, or 3 percent, compared to 2007.  Wealth management revenues are largely dependent on the value of assets under administration and are closely tied to the performance of the financial markets.  Assets under administration totaled $3.148 billion at December 31, 2008, down $476.9 million, or 13 percent, in the fourth quarter of 2008.  Assets under administration were down $866.7 million, or 22 percent, from December 31, 2007.  The decline in assets under administration was primarily due to lower valuations in the financial markets.
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Washington Trust
Page Four, January 28, 2009

Included in noninterest income for the fourth quarter of 2008 were unrealized losses on interest rate swap contracts of $663 thousand.  This amount includes $638 thousand attributable to an interest rate swap contract executed in April 2008 to hedge the interest rate risk associated with variable rate junior subordinated debentures.  Under the terms of this swap, Washington Trust agreed to pay a fixed rate and receive a variable rate based on LIBOR.  At inception, this hedging transaction was deemed to be highly effective and therefore valuation changes for this derivative were recognized in the accumulated other comprehensive income component of shareholders’ equity.  In September 2008, due to a change in the creditworthiness of the derivative counterparty, the hedging relationship was deemed to be not highly effective, with the result that subsequent changes in the derivative valuation are recognized in earnings.  The valuation decline in the fourth quarter was attributable to a decline in the swap yield curve during the quarter, which reduced market fixed rates for terms similar to this swap contract.  Unrealized gains on other interest rate swap transactions not affected by this matter amounted to $121 thousand for the nine months ended September 30, 2008 and $27 thousand in the year and quarter ended December 31, 2007.

Noninterest expenses amounted to $18.1 million for the fourth quarter of 2008, down $396 thousand, or 2 percent, from the third quarter of 2008 and up $1.350 million, or 8 percent, from the fourth quarter of 2007.  Washington Trust made its annual contribution in the amount of $397 thousand to its charitable foundation in the fourth quarter of 2008.  Washington Trust made its 2007 annual contribution in the second quarter of that year.  The decline in noninterest expenses on a linked quarter basis reflected a seasonal decline in merchant processing expenses and reductions to employee incentive costs.  The year over year increase in fourth quarter noninterest expenses reflected an increase of $211 thousand in FDIC deposit insurance costs, higher recruitment costs of $186 thousand associated with executive management positions, increased outsourced services of $152 thousand associated with wealth management platform and product support costs and an increase of $145 thousand related to foreclosed property costs, asset disposals and one-time costs associated with the relocation of a branch office.

For the year ended December 31, 2008, noninterest expenses totaled $71.7 million, up $2.8 million, or 4 percent, from 2007.  Noninterest expenses for 2007 included $1.1 million in debt prepayment charges recorded as a result of prepayments of higher cost Federal Home Loan Bank of Boston (“FHLBB”) advances in the first quarter of 2007.  There have been no debt prepayment penalty charges recognized in 2008.  Excluding 2007 debt prepayment penalties, noninterest expenses for 2008 increased $3.9 million, or 6 percent, from 2007.  Approximately 40 percent of the 2008 increase, on this basis, represents costs attributable to our wealth management business, an increase in FDIC deposit insurance costs and operating expenses related to a de novo branch opened in June 2007.
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Washington Trust
Page Five, January 28, 2009

Income tax expense amounted to $375 thousand for the three months ended December 31, 2008, as compared to $2.6 million for the same period in 2007.  Non-core income tax benefits of $1.2 million were recognized in the fourth quarter of 2008 resulting from the resolution of certain tax positions and adjustments to the overall effective income tax rate based on full year operating results.  Excluding these non-core factors, the Corporation’s effective tax rate for the fourth quarter of 2008 was 29.4%, as compared to 31.1% for the fourth quarter of last year.  Based on the current status of federal and applicable state income tax statutes, the Corporation currently expects the first quarter 2009 effective tax rate to be approximately 30.8%.

ASSET QUALITY
Nonperforming assets (nonaccrual loans, nonaccrual investment securities and property acquired through foreclosure) amounted to $8.8 million, or 0.30% of total assets, at December 31, 2008, compared to $6.8 million, or 0.25% of total assets, at September 30, 2008 and $4.3 million, or 0.17% of total assets, at December 31, 2007.  Nonaccrual investment securities totaled $633 thousand at December 31, 2008.  There were no nonaccrual investment securities as of September 30, 2008 and December 31, 2007.  Property acquired through foreclosure or repossession amounted to $392 thousand at December 31, 2008, compared to $113 thousand at September 30, 2008.  There was no property acquired through foreclosure on the balance sheet at December 31, 2007.

While these results reflect increases in the quarter and year-to-date periods, Washington Trust’s ratio of nonperforming loans plus accruing troubled debt restructured loans to total loans was 0.47% at December 31, 2008, which was favorable in comparison to the median of 0.72% of total loans as reported by all New England bank and thrift institutions as of September 30, 2008, the most recent date for available statistics.

Total 30 day+ delinquencies amounted to $17.6 million, or 0.96% of total loans, at December 31, 2008, up $6.4 million in the fourth quarter of 2008 and up $10.6 million from the balance at December 31, 2007.  Commercial loan delinquencies amounted to $11.5 million, or 1.31% of total commercial loans, at December 31, 2008.  Washington Trust has never offered a subprime residential loan program.  Total residential mortgage and consumer loan 30 day+ delinquencies amounted to $6.1 million or 0.64% of these loans, at December 31, 2008, an increase of $3.9 million in the fourth quarter of 2008.  Total 90 day+ delinquencies in the residential mortgage and consumer loan categories amounted to $973 thousand (five loans) and $77 thousand (two loans), respectively, at December 31, 2008.
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Washington Trust
Page Six, January 28, 2009

The Corporation’s loan loss provision charged to earnings amounted to $1.850 million for the fourth quarter of 2008, compared to $1.1 million for the third quarter of 2008 and $1.0 million for the fourth quarter of 2007.  For the year ended December 31, 2008 and 2007, the loan loss provision totaled $4.8 million and $1.9 million, respectively.  The provision for loan losses was based on management’s assessment of various factors affecting the loan portfolio, including, among others, growth in the portfolio, ongoing evaluation of credit quality and general economic conditions.  Net charge-offs amounted to $756 thousand in the fourth quarter of 2008, as compared to net charge-offs of $432 thousand in the third quarter of 2008 and $195 thousand in the fourth quarter of 2007.  For the year ended December 31, 2008 and 2007, net charge-offs totaled $1.4 million and $517 thousand, respectively.  Commercial loan net charge-offs amounted to $682 thousand and $1.1 million for the quarter and year ended December 31, 2008, respectively.

The Corporation will continue to assess the adequacy of its allowance for loan losses in accordance with its established policies.  The allowance for loan losses was $23.7 million, or 1.29% of total loans, at December 31, 2008, compared to $22.6 million, or 1.28% of total loans, at September 30, 2008 and $20.3 million, or 1.29% of total loans, at December 31, 2007.

FINANCIAL CONDITION
Led by growth in commercial loans, total loans grew by $70.1 million, or 4 percent, in the fourth quarter of 2008 and by $265.5 million, or 17 percent, during the year.  Commercial loans rose by $38.5 million, or 5 percent, in the fourth quarter of 2008 and by $200.0 million, or 29 percent, in the year 2008.  The commercial loan portfolio consists of commercial mortgages, construction and development (together, “commercial real estate”) and other commercial loans.  Other commercial loans are largely collateralized and in many cases the collateral consists of real estate occupied by the business as well as other business assets.

The investment securities portfolio amounted to $866.2 million at December 31, 2008, up by $112.8 million in the fourth quarter of 2008.  The fair value of mortgage-backed securities amounted to $683.6 million at December 31, 2008.  All of the Corporation’s mortgage-backed securities are issued by U.S. Government agencies or U.S. Government-sponsored enterprises.  At December 31, 2008, the net unrealized losses on the investment securities portfolio amounted to $3.8 million and included gross unrealized losses of $23.7 million.  Approximately 73% of the gross unrealized losses on the investment securities portfolio were concentrated in variable rate trust preferred securities issued by financial services companies.  These trust preferred securities holdings consist of seven individual name issuers in the financial industry, including,
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Washington Trust
Page Seven, January 28, 2009

where applicable, the impact of mergers and acquisitions of issuers subsequent to original purchase, and two pooled trust preferred securities in the form of collateralized debt obligations.  All of these trust preferred securities holdings have investment grade credit ratings.  The pooled trust preferred holdings consist of trust preferred obligations of banking industry companies and, to a lesser extent, insurance industry companies.  For both of its pooled trust preferred holdings, Washington Trust’s investment is senior to one or more subordinated tranches that have first loss exposure.  One of the pooled trust preferred securities held by the Corporation continues to accrue and make payments as expected.  The other pooled trust preferred security began deferring interest payments until future periods and based on the financial condition and operating outlook of the issuers, was deemed to be other-than-temporarily impaired in the fourth quarter of 2008.

Total deposits increased by $53.6 million in the fourth quarter of 2008 and increased by $144.7 million during the year.  Excluding out-of-market brokered certificates of deposit, in-market deposits grew by $53.6 million, or 3 percent, in the fourth quarter and $86.5 million, or 6 percent, from the balance at December 31, 2007.  Deposit growth was largely concentrated in in-market time deposits, which grew by $52.7 million, or 7 percent, in the fourth quarter of 2008 and $101.4 million, or 15 percent, during the year.

Federal Home Loan Bank advances totaled $829.6 million at December 31, 2008, up $82.2 million in the fourth quarter and up $213.2 million from the balance at December 31, 2007.  During the fourth quarter of 2008, Washington Trust recognized a liability of $2.0 million classified in Other Borrowings, with a corresponding increase to Goodwill, related to the 2005 acquisition of Weston Financial Group, Inc.  This represents an amount earned under the terms of the acquisition agreement, which provided for a contingent annual earn-out payment during the three-year period ending December 31, 2008.  Also in the fourth quarter of 2008, Washington Trust paid approximately $7.1 million, in settlement of a portion of the 2008 earn-out liability.  The balance of the 2008 earn-out liability will be paid in the first quarter of 2009.

DIVIDENDS DECLARED
The Board of Directors declared a quarterly dividend of 21 cents per share for the quarter ended December 31, 2008.  The dividend was paid on January 12, 2009 to shareholders of record on January 5, 2009.
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Washington Trust
Page Eight, January 28, 2009

CONFERENCE CALL
Washington Trust Chairman and Chief Executive Officer John C. Warren, and David V. Devault, Executive Vice President, Chief Financial Officer and Secretary, will host a conference call on Wednesday, January 28, 2009 at 8:30 a.m. (Eastern Time) to discuss the Corporation’s fourth quarter results.  This call is being webcast by SNL IR Solutions and can be accessed through the Investor Relations section of the Washington Trust website, www.washtrust.com.  A replay of the call will be posted in this same location on the website shortly after the conclusion of the call.  You may also listen to a replay by dialing (877) 344-7529 and entering Conference ID #: 426606.  The replay will be available until 9:00 a.m. on February 12, 2009.

BACKGROUND
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a Rhode Island state-chartered bank founded in 1800.  Washington Trust offers personal banking, business banking and wealth management services through its offices in Rhode Island, Massachusetts and southeastern Connecticut.  Washington Trust Bancorp, Inc.’s common stock trades on the NASDAQ Global Select® Market under the symbol “WASH”.  Investor information is available on the Corporation’s web site: www.washtrust.com.

FORWARD-LOOKING STATEMENTS
This press release contains certain statements that may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, including statements regarding our strategy, effectiveness of investment programs, evaluations of future interest rate trends and liquidity, expectations as to growth in assets, deposits and results of operations, success of acquisitions, future operations, market position, financial position, and prospects, plans, goals and objectives of management are forward-looking statements.  The actual results, performance or achievements of the Corporation could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in general national, regional or international economic conditions or conditions affecting the banking or financial services industries or financial capital markets, volatility and disruption in national and international financial markets, government intervention in the U.S. financial system, reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits, reductions in the market value of wealth management assets under administration, changes in the value of securities and other assets, reductions in loan demand, changes in loan collectibility, default and charge-off rates, changes in the size and nature of the Corporation’s competition, changes in legislation or regulation and accounting principles, policies and guidelines, and changes in the assumptions used in making such forward-looking statements.  In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission, may result in these differences.  You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences.  These forward-looking statements were based on information, plans and estimates at the date of this press release, and the Corporation assumes no obligation to update forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
	(unaudited)
(Dollars in thousands)	December 31,	December 31,
	2008	2007
Assets:
Cash and noninterest-bearing balances due from banks	$11,644	$30,817
Interest-bearing balances due from banks	41,780	1,973
Federal funds sold and securities purchased under resale agreements	2,942	7,600
Other short-term investments	1,824	722
Mortgage loans held for sale	2,543	1,981
Securities available for sale, at fair value;
amortized cost $870,028 in 2008 and $750,583 in 2007	866,219	751,778
Federal Home Loan Bank stock, at cost	42,008	31,725
Loans:
Commercial and other	880,313	680,266
Residential real estate	642,052	599,671
Consumer	316,789	293,715
Total loans	1,839,154	1,573,652
Less allowance for loan losses	23,725	20,277
Net loans	1,815,429	1,553,375
Premises and equipment, net	25,102	25,420
Accrued interest receivable	11,036	11,427
Investment in bank-owned life insurance	43,163	41,363
Goodwill	58,114	50,479
Identifiable intangible assets, net	10,152	11,433
Other assets	33,514	19,847
Total assets	$2,965,470	$2,539,940

Liabilities:
Deposits:
Demand deposits	$172,771	$175,542
NOW accounts	171,306	164,944
Money market accounts	305,879	321,600
Savings accounts	173,485	176,278
Time deposits	967,427	807,841
Total deposits	1,790,868	1,646,205
Dividends payable	3,351	2,677
Federal Home Loan Bank advances	829,626	616,417
Junior subordinated debentures	32,991	22,681
Other borrowings	26,743	32,560
Accrued expenses and other liabilities	46,776	32,887
Total liabilities	2,730,355	2,353,427

Shareholders’ Equity:
Common stock of $.0625 par value; authorized 30,000,000 shares;
issued 16,018,868 shares in 2008 and 13,492,110 shares in 2007	1,001	843
Paid-in capital	82,095	34,874
Retained earnings	165,066	154,647
Accumulated other comprehensive loss	(10,841)	(239)
Treasury stock, at cost; 84,191 shares in 2008 and 137,652 in 2007	(2,206)	(3,612)
Total shareholders’ equity	235,115	186,513
Total liabilities and shareholders’ equity	$2,965,470	$2,539,940

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME

(Dollars and shares in thousands, except per share amounts)	(unaudited)
	Three Months		Twelve Months
Periods ended December 31,	2008	2007	2008	2007
Interest income:
Interest and fees on loans	$26,043	$25,340	$100,939	$98,720
Interest on securities:
Taxable	9,160	7,967	34,382	31,163
Nontaxable	781	775	3,125	2,983
Dividends on corporate stock and Federal Home Loan Bank stock	366	665	1,882	2,737
Other interest income	16	181	334	831
Total interest income	36,366	34,928	140,662	136,434
Interest expense:
Deposits	10,164	13,090	41,195	52,422
Federal Home Loan Bank advances	7,790	6,318	30,894	21,641
Junior subordinated debentures	508	338	1,879	1,352
Other interest expense	318	345	1,181	1,075
Total interest expense	18,780	20,091	75,149	76,490
Net interest income	17,586	14,837	65,513	59,944
Provision for loan losses	1,850	1,000	4,800	1,900
Net interest income after provision for loan losses	15,736	13,837	60,713	58,044
Noninterest income:
Wealth management services:
Trust and investment advisory fees	4,415	5,498	20,316	21,124
Mutual fund fees	1,036	1,430	5,205	5,430
Financial planning, commissions and other service fees	723	547	2,752	2,462
Wealth management services	6,174	7,475	28,273	29,016
Service charges on deposit accounts	1,198	1,154	4,781	4,713
Merchant processing fees	1,493	1,425	6,900	6,710
Income from bank-owned life insurance	448	427	1,800	1,593
Net gains on loan sales and commissions on loans originated for others	233	288	1,396	1,493
Net realized gains on securities	315	119	2,224	455
Losses on write-downs of investments to fair value	(2,353)	–	(5,342)	–
Net unrealized gains (losses) on interest rate swap contracts	(663)	27	(542)	27
Other income	477	373	1,625	1,502
Total noninterest income	7,322	11,288	41,115	45,509
Noninterest expense:
Salaries and employee benefits	9,703	9,791	41,037	39,986
Net occupancy	1,211	1,074	4,536	4,150
Equipment	961	909	3,838	3,473
Merchant processing costs	1,246	1,193	5,769	5,686
Outsourced services	781	570	2,859	2,180
Advertising and promotion	500	557	1,729	2,024
Legal, audit and professional fees	726	463	2,325	1,761
Amortization of intangibles	309	326	1,281	1,383
Debt prepayment penalties	–	–	–	1,067
Other expenses	2,638	1,842	8,368	7,196
Total noninterest expense	18,075	16,725	71,742	68,906
Income before income taxes	4,983	8,400	30,086	34,647
Income tax expense	375	2,613	7,527	10,847
Net income	$4,608	$5,787	$22,559	$23,800

Weighted average shares outstanding - basic	15,765.4	13,347.5	13,981.9	13,355.5
Weighted average shares outstanding - diluted	15,871.6	13,580.7	14,146.3	13,604.1
Per share information:
Basic earnings per share	$0.29	$0.43	$1.61	$1.78
Diluted earnings per share	$0.29	$0.43	$1.59	$1.75
Cash dividends declared per share	$0.21	$0.20	$0.83	$0.80

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	At or for the Quarters Ended
	Dec. 31,		Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(Dollars in thousands, except per share amounts)	2008		2008	2008	2008	2007
Financial Data
Total assets	$2,965,470		$2,767,882	$2,732,989	$2,564,387	$2,539,940
Total loans	1,839,154		1,769,041	1,705,650	1,598,582	1,573,652
Total securities	866,219		753,456	790,064	747,053	751,778
Total deposits	1,790,868		1,737,251	1,609,542	1,635,025	1,646,205
Total shareholders’ equity	235,115		184,762	186,422	191,219	186,513
Net income	4,608		6,040	6,095	5,816	5,787

Per Share Data
Basic earnings per share	$0.29		$0.45	$0.45	$0.44	$0.43
Diluted earnings per share	$0.29		$0.44	$0.45	$0.43	$0.43
Dividends declared per share	$0.21		$0.21	$0.21	$0.20	$0.20
Book value per share	$14.75		$13.76	$13.91	$14.30	$13.97
Tangible book value per share	$10.47		$8.80	$9.34	$9.70	$9.33
Market value per share	$19.75		$26.60	$19.70	$24.82	$25.23

Key Ratios
Return on average assets	0.64%		0.88%	0.92%	0.90%	0.94%
Return on average tangible assets	0.66%		0.90%	0.94%	0.92%	0.96%
Return on average equity	7.98%		12.94%	12.88%	12.22%	12.73%
Return on average tangible equity	11.19%		19.25%	19.07%	18.09%	19.32%

Capital Ratios
Tier 1 risk-based capital	11.29	% (i)	9.18%	9.44%	9.23%	9.10%
Total risk-based capital	12.54	% (i)	10.43%	10.69%	10.49%	10.39%
Tier 1 leverage ratio	7.53	% (i)	6.09%	6.32%	5.93%	6.09%
Tangible equity to tangible assets	5.76%		4.38%	4.68%	5.18%	5.03%
(i) - estimated

Average Yields (taxable equivalent basis)
Assets
Residential real estate loans	5.50%		5.54%	5.55%	5.55%	5.41%
Commercial and other loans	6.19%		6.28%	6.51%	6.95%	7.39%
Consumer loans	5.00%		5.38%	5.48%	6.18%	6.74%
Total loans	5.74%		5.86%	5.98%	6.28%	6.51%
Short-term investments, federal funds sold
and other	0.30%		1.63%	1.64%	2.69%	4.72%
Taxable debt securities	4.87%		4.85%	4.86%	5.06%	5.19%
Nontaxable debt securities	5.64%		5.63%	5.67%	5.68%	5.59%
Corporate stocks and FHLBB stock	3.29%		3.58%	4.46%	5.89%	7.00%
Total securities	4.74%		4.74%	4.87%	5.11%	5.33%
Total interest-earning assets	5.41%		5.49%	5.60%	5.89%	6.12%
Liabilities
NOW accounts	0.17%		0.18%	0.19%	0.19%	0.20%
Money market accounts	1.91%		1.79%	1.79%	3.13%	3.93%
Savings accounts	0.48%		0.47%	0.50%	1.00%	1.32%
Time deposits	3.51%		3.68%	3.88%	4.38%	4.55%
FHLBB advances	4.05%		4.20%	4.15%	4.37%	4.56%
Junior subordinated debentures	6.13%		6.31%	6.34%	5.99%	5.91%
Other	4.20%		4.68%	4.60%	4.32%	4.36%
Total interest-bearing liabilities	3.09%		3.16%	3.18%	3.63%	3.85%

Interest rate spread (taxable equivalent basis)	2.32%		2.33%	2.42%	2.26%	2.27%
Net interest margin (taxable equivalent basis)	2.65%		2.62%	2.71%	2.59%	2.65%

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

		At or for the Quarters Ended
		Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	(Dollars in thousands)	2008	2008	2008	2008	2007
	Wealth Management Assets Under Administration
	Balance at beginning of period	$3,624,502	$3,923,595	$3,878,746	$4,014,352	$4,025,877
	Net investment (depreciation) appreciation & income	(466,461)	(322,953)	10,420	(201,915)	(11,751)
	Net customer cash flows	(10,392)	23,860	34,429	66,309	226
	Balance at end of period	$3,147,649	$3,624,502	$3,923,595	$3,878,746	$4,014,352

	Period End Balances
	Loans
Commercial:	Mortgages	$407,904	$394,085	$361,623	$309,684	$278,821
	Construction and development	49,599	51,592	60,606	62,489	60,361
	Other	422,810	396,161	372,784	354,142	341,084
	Total commercial	880,313	841,838	795,013	726,315	680,266
Residential:	Mortgages	626,663	604,205	593,995	565,031	588,628
	Homeowner construction	15,389	14,124	14,356	12,861	11,043
	Total residential real estate	642,052	618,329	608,351	577,892	599,671
Consumer:	Home equity lines	170,662	158,837	152,339	146,471	144,429
	Home equity loans	89,297	93,690	94,316	96,883	99,827
	Other	56,830	56,347	55,631	51,021	49,459
	Total consumer	316,789	308,874	302,286	294,375	293,715
	Total loans	$1,839,154	$1,769,041	$1,705,650	$1,598,582	$1,573,652
	Deposits
	Demand deposits	$172,771	$187,839	$187,865	$165,822	$175,542
	NOW accounts	171,306	164,829	170,733	174,146	164,944
	Money market accounts	305,879	298,106	305,860	327,562	321,600
	Savings accounts	173,485	171,856	177,490	177,110	176,278
	Time deposits	967,427	914,621	767,594	790,385	807,841
	Total deposits	$1,790,868	$1,737,251	$1,609,542	$1,635,025	$1,646,205

	Out-of-market brokered certificates of deposits
	included in time deposits	$187,987	$187,925	$113,725	$126,972	$129,798

	In-market deposits (1), excluding out of market
	brokered certificates of deposit	$1,602,881	$1,549,326	$1,495,817	$1,508,053	$1,516,407

(1) Includes in-market CDARS reciprocal time deposits of $86.2 million at December 31, 2008 and $21.7 million at September 30, 2008.  Beginning in the third quarter of 2008, Washington Trust became a member of the Certificate of Deposit Account Registry Service (“CDARS”) network.  Washington Trust uses CDARS to place customer funds into certificates of deposit issued by other CDARS network banks in increments less than FDIC insurance limits.  We receive a reciprocal amount of deposits from other network members who do the same with their customer deposits.  While CDARS deposits are considered to be brokered deposits for banking regulatory purposes, we consider reciprocal CDARS balances to be in-market deposits as distinguished from traditional out-of-market brokered deposits.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

Commercial Real Estate Loans by Property Location
(Dollars in thousands)	Balance	% of Total
At December 31, 2008
Rhode Island, Connecticut, Massachusetts	$405,040	88.5%
New York, New Jersey, Pennsylvania	37,448	8.2%
New Hampshire, Maine	13,384	2.9%
Other	1,631	0.4%
Total	$457,503	100.0%

Residential Mortgages by Property Location
(Dollars in thousands)	Balance	% of Total
At December 31, 2008
Rhode Island, Connecticut, Massachusetts	$566,857	88.3%
New York, Virginia, New Jersey, Maryland, Pennsylvania, District of Columbia	28,252	4.4%
Ohio, Michigan	19,940	3.1%
California, Washington, Oregon	12,678	2.0%
Colorado, Texas, New Mexico, Utah	8,623	1.3%
Georgia	2,539	0.4%
New Hampshire, Vermont	2,055	0.3%
Other	1,108	0.2%
Total	$642,052	100.0%

Securities Available for Sale	Amortized	Unrealized	Unrealized	Fair
(Dollars in thousands)	Cost*	Gains	Losses	Value
At December 31, 2008
U.S. Treasury obligations and obligations of U.S.
government-sponsored agencies	$59,022	$5,355	$ −	$64,377
Mortgage-backed securities issued by U.S.
government and government-sponsored agencies	675,159	12,543	(4,083)	683,619
States and political subdivisions	80,680	1,348	(815)	81,213
Trust preferred securities	36,158	−	(17,425)	18,733
Corporate bonds	12,973	603	−	13,576
Common stocks	942	50	−	992
Perpetual preferred stocks	5,094	2	(1,387)	3,709
Total securities available for sale	$870,028	$19,901	$(23,710)	$866,219

Securities Available for Sale	Amortized	Unrealized	Unrealized	Fair
(Dollars in thousands)	Cost*	Gains	Losses	Value
At December 31, 2007
U.S. Treasury obligations and obligations of U.S.
government-sponsored agencies	$136,721	$2,888	$(10)	$139,599
Mortgage-backed securities issued by U.S.
government and government-sponsored agencies	469,197	2,899	(2,708)	469,388
States and political subdivisions	80,634	499	(239)	80,894
Trust preferred securities	37,995	–	(3,541)	34,454
Corporate bonds	13,940	161	–	14,101
Common stocks	3,931	2,850	–	6,781
Perpetual preferred stocks	8,165	–	(1,604)	6,561
Total securities available for sale	$750,583	$9,297	$(8,102)	$751,778

* Net of other-than-temporary impairment write-downs recognized in earnings.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

The following is supplemental information concerning the securities portfolio:
	At December 31, 2008
	Number	Credit	Amortized	Unrealized		Fair
(Dollars in thousands)	of Issuers	Rating (a)	Cost*	Gains	Losses	Value
Trust preferred securities:
Individual name issuers (b):	2	Aa	$15,421	$–	$(7,484)	$7,937
	4	A	13,195	–	(4,880)	8,315
	1	Baa	1,909	–	(1,368)	541
Total individual name issuers	7		30,525	–	(13,732)	16,793

Collateralized debt obligations (CDO):
Pool issue 1 (c)		Baa	5,000	–	(3,693)	1,307
Pool issue 2 (d)		Baa	633	–	–	633
Total collateralized debt obligations			5,633	–	(3,693)	1,940
Total trust preferred securities			$36,158	$–	$(17,425)	$18,733

Corporate bonds:	1	Aaa	$2,784	$167	$–	$2,951
	2	A	10,189	436	–	10,625
Total corporate bonds	3		$12,973	$603	$–	$13,576

(a)	Source: Moody’s; as of December 31, 2008
(b)	We own various series of trust preferred securities issued by seven corporate financial institutions.
(c)
Pool issue 1:  As of December 31, 2008, 3 of the 38 pooled institutions have invoked their original contractual right to defer interest payments.  The tranche held by Washington Trust continues to accrue and make payments as expected.

(d)
Pool issue 2:  As of December 31, 2008, 5 of the 73 pooled institutions have invoked their original contractual right to defer interest payments.  The tranche held by Washington Trust began deferring interest payments until future periods and based on the financial condition and operating outlook of the pooled institutions, was deemed to be other-than-temporarily impaired in the fourth quarter of 2008 resulting in the recognition of $1.859 million of impairment charges.

	At December 31, 2008
	Amortized	Unrealized		Fair
(Dollars in thousands)	Cost*	Gains	Losses	Value
Common and preferred stocks
Common stock	$942	$50	$–	$992
Perpetual preferred stocks:
FNMA preferred stock	24	–	–	24
FHLMC preferred stock	6	–	–	6
Other preferred (financials)	4,064	–	(1,257)	2,807
Other preferred (utilities)	1,000	2	(130)	872
Total preferred	5,094	2	(1,387)	3,709
Total common and preferred	$6,036	$52	$(1,387)	$4,701

Losses on write-downs of investments to fair value were charged to earnings for securities deemed to be other-than-temporarily impaired in the amounts shown in the following table:

(Dollars in thousands)
	Three	Twelve
Periods ended December 31, 2008	Months	Months
Trust preferred securities
Collateralized debt obligations	$1,859	$1,859
Common and preferred stocks
FNMA and FHLMC preferred stock	$59	$1,470
Other common (financials)	435	435
Other preferred (financials)	–	1,578
Losses on write-downs of investments to fair value	$2,353	$5,342

* Net of other-than-temporary impairment write-downs recognized in earnings.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	At or for the Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(Dollars in thousands)	2008	2008	2008	2008	2007
Asset Quality Data
Allowance for Loan Losses
Balance at beginning of period	$22,631	$21,963	$20,724	$20,277	$19,472
Provision charged to earnings	1,850	1,100	1,400	450	1,000
Charge-offs	(776)	(492)	(219)	(106)	(225)
Recoveries	20	60	58	103	30
Balance at end of period	$23,725	$22,631	$21,963	$20,724	$20,277

Past Due Loans
Loans 30–59 Days Past Due
Commercial categories	$5,490	$3,560	$6,682	$2,240	$1,450
Residential mortgages	3,113	1,619	1,624	475	1,620
Consumer loans	76	77	476	43	73
Loans 30–59 days past due	$8,679	$5,256	$8,782	$2,758	$3,143

Loans 60–89 Days Past Due
Commercial categories	$791	$257	$2,091	$3,715	$1,313
Residential mortgages	1,452	296	1	344	39
Consumer loans	401	–	87	22	38
Loans 60-89 days past due	$2,644	$553	$2,179	$4,081	$1,390

Loans 90 Days or more Past Due
Commercial categories	$5,234	$5,134	$3,625	$3,088	$1,963
Residential mortgages	973	188	408	441	441
Consumer loans	77	48	–	36	86
Loans 90 days or more past due	$6,284	$5,370	$4,033	$3,565	$2,490

Total Past Due Loans
Commercial categories	$11,515	$8,951	$12,398	$9,043	$4,726
Residential mortgages	5,538	2,103	2,033	1,260	2,100
Consumer loans	554	125	563	101	197
Total past due loans	$17,607	$11,179	$14,994	$10,404	$7,023

Nonperforming Assets
Commercial mortgages	$1,942	$1,986	$1,991	$1,300	$1,094
Commercial construction and development	–	–	–	–	–
Other commercial	3,845	3,555	2,948	3,081	1,781
Residential real estate mortgages	1,754	962	1,072	1,111	1,158
Consumer	236	208	170	208	271
Total nonaccrual loans	$7,777	$6,711	$6,181	$5,700	$4,304
Nonaccrual investment securities	633	–	–	–	–
Other real estate owned, net	392	113	–	–	-
Total nonperforming assets	$8,802	$6,824	$6,181	$5,700	$4,304

Total past due loans to total loans	0.96%	0.63%	0.88%	0.65%	0.45%
Nonperforming assets to total assets	0.30%	0.25%	0.23%	0.22%	0.17%
Nonaccrual loans to total loans	0.42%	0.38%	0.36%	0.36%	0.27%
Accruing troubled debt restructured loans	$870	$480	$1,947	$1,696	$1,717
Allowance for loan losses to nonaccrual loans	305.07%	337.22%	355.33%	363.58%	471.12%
Allowance for loan losses to total loans	1.29%	1.28%	1.29%	1.30%	1.29%

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	Years Ended
	December 31,	December 31,
(Dollars and shares in thousands, except per share amounts)	2008	2007

Operating Results
Net interest income	$65,513	$59,944
Provision for loan losses	4,800	1,900
Net gains on securities	2,224	455
Losses on write-downs of investments to fair value	(5,342)	–
Other noninterest income	44,233	45,054
Noninterest expenses	71,742	68,906
Income tax expense	7,527	10,847
Net income	22,559	23,800

Basic earnings per share	$1.61	$1.78
Diluted earnings per share	$1.59	$1.75
Dividends declared per share	$0.83	$0.80

Weighted average shares outstanding – basic	13,981.9	13,355.5
Weighted average shares outstanding – diluted	14,146.3	13,604.1
Shares outstanding at end of period	15,934.7	13,354.5

Key Ratios
Return on average assets	0.83%	0.99%
Return on average tangible assets	0.85%	1.01%
Return on average equity	11.31%	13.48%
Return on average tangible equity	16.50%	20.10%
Interest rate spread (taxable equivalent basis)	2.33%	2.39%
Net interest margin (taxable equivalent basis)	2.64%	2.76%

Allowance for Loan Losses
Balance at beginning of period	$20,277	$18,894
Provision charged to earnings	4,800	1,900
Charge-offs	(1,593)	(778)
Recoveries	241	261
Balance at end of period	$23,725	$20,277

Net charge-offs to average loans	.08%	.03%

Wealth Management Assets Under Administration
Balance at beginning of period	$4,014,352	$3,609,180
Net investment (depreciation) appreciation and income	(980,909)	272,398
Net customer cash flows	114,206	132,774
Balance at end of period	$3,147,649	$4,014,352

The following tables present average balance and interest rate information.  Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate.  For dividends on corporate stocks, the 70% federal dividends received deduction is also used in the calculation of tax equivalency.  Unrealized gains (losses) on available for sale securities are excluded from the average balance and yield calculations.  Nonaccrual and renegotiated loans, as well as interest earned on these loans (to the extent recognized in the Consolidated Statements of Income) are included in amounts presented for loans.
Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

Three months ended December 31,	2008			2007
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Residential real estate loans	$634,048	$8,771	5.50%	$592,025	$8,069	5.41%
Commercial and other loans	860,827	13,399	6.19%	666,142	12,407	7.39%
Consumer loans	312,127	3,922	5.00%	288,975	4,910	6.74%
Total loans	1,807,002	26,092	5.74%	1,547,142	25,386	6.51%
Short-term investments, federal funds sold
and other	21,542	16	0.30%	15,147	181	4.72%
Taxable debt securities	748,717	9,160	4.87%	608,827	7,967	5.19%
Nontaxable debt securities	80,682	1,143	5.64%	80,637	1,137	5.59%
Corporate stocks and FHLBB stock	48,964	406	3.29%	41,791	735	7.00%
Total securities	899,905	10,725	4.74%	746,402	10,020	5.33%
Total interest-earning assets	2,706,907	36,817	5.41%	2,293,544	35,406	6.12%
Non interest-earning assets	160,179			170,781
Total assets	$2,867,086			$2,464,325
Liabilities and Shareholders’ Equity
NOW accounts	$165,267	$70	0.17%	$161,722	$83	0.20%
Money market accounts	295,393	1,416	1.91%	324,685	3,217	3.93%
Savings accounts	172,098	206	0.48%	180,977	601	1.32%
Time deposits	959,459	8,472	3.51%	801,107	9,189	4.55%
FHLBB advances	764,367	7,790	4.05%	549,388	6,318	4.56%
Junior subordinated debentures	32,991	508	6.13%	22,681	338	5.91%
Other	30,199	318	4.20%	31,319	345	4.36%
Total interest-bearing liabilities	2,419,774	18,780	3.09%	2,071,879	20,091	3.85%
Demand deposits	183,163			176,242
Other liabilities	33,048			34,298
Shareholders’ equity	231,101			181,906
Total liabilities and shareholders’ equity	$2,867,086			$2,464,325
Net interest income (FTE)		$18,037			$15,315
Interest rate spread			2.32%			2.27%
Net interest margin			2.65%			2.65%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)

Three months ended December 31,	2008	2007
Commercial and other loans	$49	$46
Nontaxable debt securities	362	362
Corporate stocks	40	70
Total	$451	$478

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

Years ended December 31,	2008			2007
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Residential real estate loans	$613,367	$33,954	5.54%	$589,619	$31,540	5.35%
Commercial and other loans	782,825	50,589	6.46%	626,309	47,713	7.62%
Consumer loans	301,653	16,584	5.50%	283,873	19,634	6.92%
Total loans	1,697,845	101,127	5.96%	1,499,801	98,887	6.59%
Short-term investments, federal funds sold
and other	21,515	334	1.55%	16,759	831	4.96%
Taxable debt securities	700,546	34,382	4.91%	605,443	31,163	5.15%
Nontaxable debt securities	81,046	4,583	5.65%	77,601	4,368	5.63%
Corporate stocks and FHLBB stock	48,709	2,085	4.28%	42,544	3,047	7.16%
Total securities	851,816	41,384	4.86%	742,347	39,409	5.31%
Total interest-earning assets	2,549,661	142,511	5.59%	2,242,148	138,296	6.17%
Non interest-earning assets	163,729			165,561
Total assets	$2,713,390			$2,407,709
Liabilities and Shareholders’ Equity
NOW accounts	$165,479	$306	0.18%	$166,580	$285	0.17%
Money market accounts	310,445	6,730	2.17%	303,138	11,846	3.91%
Savings accounts	173,840	1,059	0.61%	194,342	2,619	1.35%
Time deposits	861,814	33,100	3.84%	821,951	37,672	4.58%
FHLBB advances	737,830	30,894	4.19%	489,229	21,641	4.42%
Junior subordinated debentures	30,259	1,879	6.21%	22,681	1,352	5.96%
Other	26,678	1,181	4.43%	23,990	1,075	4.48%
Total interest-bearing liabilities	2,306,345	75,149	3.26%	2,021,911	76,490	3.78%
Demand deposits	177,032			177,342
Other liabilities	30,618			31,886
Shareholders’ equity	199,395			176,570
Total liabilities and shareholders’ equity	$2,713,390			$2,407,709
Net interest income (FTE)		$67,362			$61,806
Interest rate spread			2.33%			2.39%
Net interest margin			2.64%			2.76%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)

Years ended December 31,	2008	2007
Commercial and other loans	$188	$167
Nontaxable debt securities	1,458	1,385
Corporate stocks	203	310
Total	$1,849	$1,862